                                                                  EXHIBIT 10.34

                           SECURED PROMISSORY NOTE


Date: August 21, 1996                                        Detroit, Michigan


     FOR VALUE RECEIVED, Caraco Pharmaceutical Laboratories, Ltd., a Michigan corporation ("Borrower"), promises to pay to the order of John R. Morris ("Lender"), at his offices located at Biotrade AG, Alte Steinhauserstr. 21, CH-6330 Cham Switzerland or at such other place as Lender may designate in writing, the principal sum of One Hundred Thousand and 00/100 ($100,000) Dollars, together with interest at fourteen (14.0%) percent simple interest, so long as there shall be no event of default, and at the per annum rate of eighteen percent (18%). Interest will be payable monthly, commencing on the one month anniversary of the date of this Secured Promissory Note. The entire principal balance, together with all interest and other charges due and payable under the Note, will be due and payable upon the first to occur of the one year anniversary of the Closing Date or demand by the Lender.

     This Note may be prepaid in whole or in part at any time without premium or penalty. All payments shall be made in lawful money of the United States of America.

     This Note is secured by a Loan Commitment Letter which encumbers certain equipment associated with the packaging line owned by Borrower located in the City of Detroit, County of Wayne, State of Michigan.

     The following shall constitute a "Default" under the Note:

     (i) Failure by Borrower to pay the principal and interest on the due date;

     (ii) Default by Borrower under the Loan Agreement.

     Borrower, for itself, its successors, heirs and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest and presentment for the purpose of accelerating maturity, and all other notices and demands as required by law, except as expressly provided in this Note.

     This Note and all rights of Lender hereunder shall inure to the benefit of Lender's successors and assigns and shall bind Borrower and its successors and assigns.

     This Note shall be governed by and construed in accordance with the laws of the State of Michigan. If any provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nonetheless continue in full force and effect without being impaired or invalidated in any way.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date and year executed below Borrower's signature.

                                        CARACO PHARMACEUTICAL
                                         LABORATORIES, LTD., a Michigan
                                         corporation


                                        By:/s/William R. Hurd
                                           -----------------------
                                           William R. Hurd

                                        Its:  President
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